August 3, 2015

TO:	All Stockholders (Addressed Individually)
SUBJECT:	Report from the President

At the Bank

A Solid Foundation, and Well-Positioned for the Future

On July 29, the Federal Home Loan Bank of New York released its operating highlights for the second quarter of 2015. Your cooperative continued to perform well in the second quarter, and we have posted strong results for the first six months of the year. Through the first half of 2015, we posted net income of $163.4 million, an increase of seven percent from 2014. We have continued to work on innovative new products and services to help our members meet the ever-changing needs of the communities you serve and better manage your balance sheets. In April, we announced an Advances Special Offering – our first in more than five years. This contributed to a 3.2 percent growth in advances during the quarter, which we closed with $91.3 billion in funding to our members. We also continue to work on launching a pilot program with MAX Exchange to enable our members to sell conforming and jumbo residential whole loan mortgages on an open exchange platform.

Strong advances activity, coupled with consistent performance, positions the Bank as a reliable partner for our members. The value, strength and stability of our cooperative was recently recognized by S&P, which noted in its June rating of the Bank that we are “a key cog in the implementation of U.S. government housing policy”, and that its stable outlook on the Bank reflects our “strong and stable operating performance”.

The results of our recent stress tests also reflect the strength and stability of our cooperative.

The Dodd-Frank Wall Street Reform and Consumer Protection Act requires certain financial companies with total consolidated assets of more than $10 billion, and which are regulated by a primary Federal financial regulatory agency, to conduct annual stress tests to determine whether the companies have the capital necessary to absorb losses as a result of adverse economic conditions.

Our regulator, the Federal Housing Finance Agency, implemented annual stress testing for the Federal Home Loan Banks in 2013. For our most recent stress test – the results of which we announced last month and which are available at the Investor Relations portion of our website – the FHFA provided inputs and key assumptions for a severely adverse scenario. Our results are projected over a nine quarter-period from the fourth quarter of 2014 through the fourth quarter of 2016, starting with actual balances as of September 30, 2014.

Our stress test results demonstrate capital adequacy under the FHFA’s severely adverse economic conditions as of December 31, 2016, and we remain in compliance with all regulatory capital requirements under the severely adverse scenario throughout all nine quarters covered by the stress test.

We are not alone in our stability: each Federal Home Loan Bank’s 2015 published stress test results demonstrated capital adequacy under Severely Adverse economic conditions as of December 31, 2016.

The stress test is based on projections and scenarios, but the results of our test reflect our proven, and ongoing, ability to meet the needs of our members in any environment. As we move through the second half of the year, I look forward to continuing to support our members in every way we can.

Sincerely,

José R. González
President and Chief Executive Officer

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This report may contain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations and speak only as of the date hereof. These statements may use forward-looking terms, such as “projected,” “expects,” “may,” or their negatives or other variations of these terms. The Bank cautions that, by their nature, forward-looking statements involve risk or uncertainty and that actual results could differ materially from those expressed or implied in these forward-looking statements or could affect the extent to which a particular objective, projection, estimate, or prediction is realized. These forward-looking statements involve risks and uncertainties including, but not limited to, regulatory and accounting rule adjustments or requirements, changes in interest rates, changes in projected business volumes, changes in prepayment speeds on mortgage assets, the cost of our funding, changes in our membership profile, the withdrawal of one or more large members, competitive pressures, shifts in demand for our products, and general economic conditions. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.